UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2015

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2015, SemiLEDs Corporation (the “Company”) entered into a Building Purchase Agreement (the “Agreement”) with a third party (“Buyer”). Pursuant to the Agreement, the Buyer will purchase the Company’s headquarter building located at 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C, for a purchase price of US$5.2 million. The purchase price will be paid in three installments: US$3 million at signing and after the Company creates a second mortgage on the property; US$1 million on December 31, 2016; and the final US$1.2 million on December 31, 2017. Until the expected closing on December 31, 2017, the Company will have the option (i) to repurchase the building at any time or (ii) to sell the building to another party, provided, that Buyer’s prior consent shall be obtained if the selling price is less than US$5.2 million. In either case, the Company would be required to pay Buyer the amount that it has paid the Company to date under the Agreement, plus interest at a rate of Libor plus 2.25%. Title to the property will not transfer to Buyer until the last payment is received.

Buyer may terminate the Agreement if (i) the Company reconstructs, dissolves or merges, (ii) the parties fail to reach a mutual agreement relating to ODM, technology transfer and licensing of LED EPI and LED chips, or (iii) there is a change of control of the Company. In such termination, the Company shall return to Buyer all of the payments received plus interest.

The above description is qualified in its entirety by reference to the actual Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended February 29, 2016.

Item 2.02. Results of Operations and Financial Condition.

On December 15, 2015, SemiLEDs Corporation issued a press release announcing its financial results for the fourth quarter and the fiscal year ended August 31, 2015.

Such information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 15, 2015, entitled “SemiLEDs Reports Fourth Quarter and Fiscal Year End 2015 Financial Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2015

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 15, 2015, entitled “SemiLEDs Reports Fourth Quarter and Fiscal Year End 2015 Financial Results.”